EXHIBIT 32.1

Certification Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-QSB of Neurologix, Inc., a Delaware corporation (the “Company”), for the six months ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of Martin J. Kaplitt, as President and Chairman of the Company, and Mark S. Hoffman, as Secretary and Treasurer of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Martin J. Kaplitt

Martin J. Kaplitt, M.D.
President
August 13, 2004

/s/ Mark S. Hoffman

Mark S. Hoffman
Secretary and Treasurer
August 13, 2004

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.